SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code:  (203) 299-8000

(Exact name of registrant as specified in its charter)

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On September 21, 2006, priceline.com Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co., as representative of itself and Merrill Lynch, Pierce, Fenner & Smith, as the initial purchasers (collectively, the “Initial Purchasers”), under which the Company agreed to sell $150 million principal amount of 0.50% Convertible Senior Notes due 2011 (plus up to an additional $22.5 million aggregate principal amount at the option of the Initial Purchasers) (the “2011 Notes”), and $150 million principal amount of 0.75% Convertible Senior Notes due 2013 (plus up to an additional $22.5 million aggregate principal amount at the option of the Initial Purchasers) (the “2013 Notes,” and along with the 2011 Notes, the “Notes”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Under the Purchase Agreement, the Initial Purchasers may resell the Notes to qualified institutional buyers in reliance on Rule 144A under the Act, at a price equal to 100% of the aggregate principal amount. The Purchase Agreement is attached hereto at Exhibit 10.1, and is incorporated herein by reference.

The sale of $300 million aggregate principal amount of the Notes to the Initial Purchasers was completed on September 27, 2006. The Company’s net proceeds from the sale of the notes are estimated to be approximately $291.8 million after deducting the discount to the Initial Purchasers and estimated offering expenses.

On September 21, 2006, the Company entered into hedge transactions with respect to the Notes and the Company’s common stock, par value $0.008 per share (the “purchased call options”) with affiliates of the Initial Purchasers (the “dealers”). The Company will use a portion of the net proceeds from the sale of the Notes to pay the net cost of the purchased call options. The purchased call options increase the effective conversion price of the Notes from the Company’s perspective and are expected to reduce the potential dilution upon conversion of the Notes if the market price of the Company’s common stock is greater than $50.47 per share. If the market value per share of the Company’s common stock at the time of any exercise under the purchased call options is above such strike price, the purchased call options will entitle the Company to receive from the dealers net shares of the Company’s common stock based on the excess of the then current market price of the Company’s common stock over the strike price of the purchased call options.

The purchased call options are separate transactions entered into by the Company with the dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the purchased call options. Confirmations of each of the call option transactions are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
 Registrant.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                   Exhibits.

Exhibits
10.1	Purchase Agreement, dated as of September 21, 2006, between priceline.com Incorporated and Goldman Sachs & Co., as representative of the Initial Purchasers.
10.2	Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.
10.3	Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.
10.4	Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.
10.5	Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  September 27, 2006

EXHIBIT INDEX

Exhibits
10.1	Purchase Agreement, dated as of September 21, 2006, between priceline.com Incorporated and Goldman Sachs & Co., as representative of the Initial Purchasers.

10.2	Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.

10.3	Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Goldman, Sachs & Co. and priceline.com Incorporated, dated as of September 21, 2006.

10.4	Confirmation of 5-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.

10.5	Confirmation of 7-Year Issuer Capped Share Call Option Transaction between Merrill Lynch, Pierce, Fenner & Smith Incorporated and priceline.com Incorporated, dated as of September 21, 2006.